UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 19, 2017

KLONDEX MINES LTD.
(Exact name of registrant as specified in its charter)

British Columbia	001-37563	98-1153397
(State or other jurisdiction of
incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6110 Plumas Street, Suite A
Reno, Nevada 89519
(Address of Principal Executive Offices)

(775) 284-5757
(Registrant's telephone number, including area code)

N/A
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [ x ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02 Unregistered Sales of Equity Securities.

As previously announced, on August 7, 2017, Klondex Mines Ltd. (the “Company”) entered into an Arrangement Agreement between the Company and Bison Gold Resources Inc., a corporation existing under the Business Corporations Act (Ontario) (“Bison”), as amended by an amending agreement entered into on September 6, 2017 (as amended, the “Arrangement Agreement”). Pursuant to the Arrangement Agreement, the Company acquired all of the issued and outstanding common shares of Bison (the “Bison Shares”) pursuant to a plan of arrangement (the “Arrangement") under Section 182 of the Business Corporations Act (Ontario) between the Company and Bison. The shareholders of Bison (the “Bison Shareholders”) adopted and approved the Arrangement on October 11, 2017. The Ontario Superior Court of Justice (Commercial List) (the “Court”) issued a final order approving the Arrangement on October 16, 2017. On October 19, 2017 (the “Closing Date”), the Company’s acquisition of the equity interests of Bison was consummated by way of the Arrangement, and Bison became a wholly-owned subsidiary of the Company.

Pursuant to, and subject to the terms and conditions of, the Arrangement Agreement and the Arrangement, on the Closing Date, the Company (i) paid consideration of approximately $7.0 million (CDN$8.8 million) on a fully-diluted basis by its issuance of 1,956,126 shares of its common stock (the “Company Shares”) to the Bison Shareholders, representing approximately 1.1% of the Company’s outstanding common shares, and (ii) assumed 10,000 warrants to acquire Bison Shares, which in lieu of each Bison Share now entitle the holders thereof to acquire a total of 1,242 Company Shares pursuant to the exchange ratio provided by the terms of the Arrangement Agreement. The warrants are exercisable at C$2.4155 per Company Share and expire on May 21, 2018. The warrants may not be exercised in the United States or by or on behalf of a U.S. person (as that term is defined in Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”)).

The issuance to the Bison Shareholders of 1,956,126 Company Shares on the Closing Date pursuant the Arrangement is exempt from the registration requirements under the Securities Act pursuant to Section 3(a)(10) thereof. Section 3(a)(10) of the Securities Act exempts the issuance of securities in exchange for one or more outstanding securities where the terms and conditions of the issuance and exchange of such securities have been approved by any court expressly authorized by law to grant such approval. The Securities and Exchange Commission has provided that the term “any court” in Section 3(a)(10) of the Securities Act includes a foreign court. As described above, the Court issued a final order approving the Arrangement on October 16, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KLONDEX MINES LTD.

Date: October 25, 2017	By: /s/ Barry Dahl
Name: Barry Dahl
Title: Chief Financial Officer